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                                                                  EXHIBIT 4E (1)

                                 AMENDMENT NO. 1
                    TO FIVE YEAR CREDIT AGREEMENT AND WAIVER

         This Amendment No. 1 to Five Year Credit Agreement and Waiver (this "Amendment") is entered into as of February 8, 1999, by and among Dexter Corporation, a Connecticut corporation (the "Borrower"), The First National Bank of Chicago, individually and as agent ("Agent"), and the other financial institutions signatory hereto.

                                    RECITALS

         A. The Borrower, the Agent and the Lenders are party to that certain five year credit agreement dated as of December 15, 1998 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

         B. The Borrower, the Agent and the undersigned Required Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

         Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

                  1. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

                           (a) Section 6.10(i) of the Credit Agreement is amended in its entirety to read as follows:

                  "(i) any Subsidiary may declare and pay dividends or make distributions to its shareholders ratably relative to their respective ownership interests in such Subsidiary and".

                  2. Consent and Waiver. The Required Lenders hereby waive any Unmatured Default or Default existing under the Credit Agreement (including any Unmatured Default or Default arising out of a breach of Sections 6.3(a) or 6.10(i)) which would not have arisen had this Amendment been in effect at all times since December 15, 1998.

                  3. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

                           (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;
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                           (b) Each of the representations and warranties
         contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                           (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

                  4. Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Agent and the Required Lenders.

                  5. Reference to and Effect Upon the Credit Agreement.

                           (a) Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                  6. Costs and Expenses.

                           The Borrower hereby affirms its obligation under
         Section 9.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

                  7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                  9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                           (signature page to follow)
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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                  DEXTER CORPORATION
                                  By:       /s/ Dale J. Ribaudo
                                  Name:     Dale J. Ribaudo
                                  Title:    Treasurer

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  Individually and as Agent
                                  By:       /s/ Tom Dao
                                  Name:     Tom Dao
                                  Title:    Corporate Banking Officer

                                  FLEET BANK,
                                  Individually and as Syndication Agent
                                  By:       /s/ Marlene R. Haddad
                                  Name:     Marlene R. Haddad
                                  Title:    Senior Vice President

                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION,
                                  Individually and as Documentation Agent
                                  By:       /s/ Donald J. Chin
                                  Name:     Donald J. Chin
                                  Title:    Managing Director

                                  ABN AMRO BANK N.V.,
                                  Individually and as Co-Agent
                                  By:       /s/ James S. Adelsheim
                                  Name:     James S. Adelsheim
                                  Title:    Group Vice President

                                  By:       /s/ David A. Carroll
                                  Name:     David A. Carroll
                                  Title:    Officer
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                                  BANKBOSTON, N.A.,
                                  Individually and as Co-Agent
                                  By: /s/ Harvey H. Thayer, Jr.
                                  Name: Harvey H. Thayer, Jr.
                                  Title: Managing Director

                                  BANCA COMMERCIALE ITALIANA,
                                  NEW YORK BRANCH,
                                  Individually and as Co-Agent
                                  By:       /s/ Charles Dougherty
                                  Name:     Charles Dougherty
                                  Title:    Vice President

                                  By:       /s/ Karen Purelis
                                  Name:     Karen Purelis
                                  Title:    Vice President

                                  THE BANK OF NEW YORK
                                  By:       /s/ Kenneth P. Sneider, Jr.
                                  Name:     Kenneth P. Sneider, Jr.
                                  Title:    Vice President

                                  WACHOVIA BANK, N.A.
                                  By:       /s/ Henry H. Hagan
                                  Name:     Henry H. Hagan
                                  Title:    Senior Vice President

                                  per pro BROWN BROTHERS HARRIMAN & CO.
                                  By:       /s/ Jared S. Keyes
                                  Name:     Jared S. Keyes
                                  Title:    Manager

                                  COMMERZBANK AG,
                                  Individually and as Co-Agent
                                  By:       /s/ Robert Donohue
                                  Name:     Robert Donohue
                                  Title:    Senior Vice President
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                                  By:       /s/ Peter Doyle
                                  Name:     Peter Doyle
                                  Title:    Assistant Vice President

                                  DEN DANSKE BANK AKTIESELSKAB,
                                  CAYMAN ISLANDS BRANCH,
                                  Individually and as Co-Agent
                                  By:       /s/ Peter L. Hargraves
                                  Name:     Peter L. Hargraves
                                  Title:    Vice President

                                  By:       /s/ John A. O'Neill
                                  Name:     John A. O'Neill
                                  Title:    Vice President

                                  FIRST UNION NATIONAL BANK,
                                  Individually and as Co-Agent
                                  By:       /s/ Stephen T. Dorosh
                                  Name:     Stephen T. Dorosh
                                  Title:    Vice President

                                  MELLON BANK, N.A.,
                                  Individually and as Co-Agent
                                  By:       /s/ Mark Ricci
                                  Name:     Mark Ricci
                                  Title:    Banking Officer

                                  SUNTRUST BANK, ATLANTA,
                                  Individually and as Co-Agent
                                  By:       /s/ W. David Wisdom
                                  Name:     W. David Wisdom
                                  Title:    Vice President

                                  By:       /s/ Robin R. Cowan
                                  Name:     Robin R. Cowan
                                  Title:    Operations Officer
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                                  BANQUE NATIONALE DE PARIS
                                  By:       /s/ Richard L. Sted
                                  Name:     Richard L. Sted
                                  Title:    Senior Vice President

                                  By:       /s/ Sophie Revillard Kaufman
                                  Name:     Sophie Revillard Kaufman
                                  Title:    Vice President